UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 19, 2020

MEDMEN ENTERPRISES INC
(Exact Name of Registrant as Specified in Its Charter)

British Columbia

(State or Other Jurisdiction of Incorporation)

000-56199	98-1431779
(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA	90232
(Address of Principal Executive Offices)	(Zip Code)

(424) 330-2082

(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 19, 2020, MedMen Enterprises Inc. (the “Company”) closed on an additional $1.0 million tranche with certain institutional investors pursuant to its $10.0 million Unsecured Convertible Facility entered into on September 16, 2020 (the (“Unsecured Convertible Facility”). Under the Unsecured Convertible Facility, the convertible debentures (“Debentures”) will have a conversion price (the “Conversion Price”) equal to the closing price of the Class B Subordinate Voting Share (the “Shares” and each, a “Share”) on the Canadian Securities Exchange (“CSE”) on the trading day immediately prior to the closing date, a maturity date of 24 months from the date of issuance and will bear interest from the date of issuance at 7.5% per annum, payable semi-annually in cash. The Debentures also provide for automatic conversion into Shares in the event that the Shares trade at a volume weighted average trading price that is 50% above the Conversion Price on the CSE for 45 consecutive trading days. Upon an event of default, including failure to pay amounts then due under the Debenture, to perform or comply (without remedying such noncompliance) with the Debenture terms, or to pay debts, or commencement of bankruptcy proceedings or appointment of a trustee, all outstanding amounts under the debentures become immediately due and payable. The Company has the right to call additional tranches of $1.0 million each, no later than 20 trading days following the issuance of each tranche, including the initial tranche, up to a maximum of $10.0 million under all tranches. The timing of additional tranches can be accelerated based on certain conditions. The investors have the right to at least four additional tranches, with any such subsequent tranche to be at least $1.0 million. At the closing of each additional tranche, the Company will also issue share purchase warrants equal to 55% of the number of Shares a Debenture is convertible into for a particular tranche. Each warrant will be exercisable to purchase one Share for a period of 24 months from the date of issuance at an exercise price equal to 120% of the volume weighted average price of the Shares on the CSE for the trading day immediately prior to the applicable closing of each tranche.

Previously, on September 16, 2020, the Company closed on an initial $1.0 million under the Unsecured Convertible Facility at a conversion price of $0.17 per Share. In connection with the initial tranche, the Company issued 3,293,413 warrants with an exercise price of $0.21 per Share. On September 28, 2020, the Company closed on an additional $1.0 million at a conversion price of $0.15 per Share and issued 3,777,475 warrants with an exercise price of $0.17 per Share.

In connection with the $1.0 million tranche that closed on November 19, 2020, the Company issued Debentures with a conversion price of $0.15 per Share and warrants to purchase 3,592,326 Shares at an exercise price of $0.17 per Share.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information regarding the Unsecured Convertible Facility and the Debentures and warrants issued on November 19, 2020 set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Debentures and warrants were issued and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder. Each of the institutional investors has represented to the Company, among other things, that it is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The offer and sale of the Debentures and warrants and the Shares issuable upon conversion or exercise thereof, as applicable, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDMEN ENTERPRISES INC

Date: November 24, 2020	By:	/s/ Zeeshan Hyder
	Name:	Zeeshan Hyder
	Title:	Chief Financial Officer

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